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A PARTNERSHIP OF INCORPORATED PROFESSIONALS                     AMISANO HANSON
                                                         CHARTERED ACCOUNTANTS














                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 amendment No. 8 of our report dated March 17, 2006, relating to the financial statements of Sunergy, Inc., as of December 31, 2005 and 2004 and the reference to our firm as experts in the Registration Statement. Our report dated March 17, 2006 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.


Vancouver, Canada                                          "AMISANO HANSON"
November 20, 2006                                     CHARTERED ACCOUNTANTS